BILL Reports Third Quarter Fiscal Year 2024 Financial Results
•Q3 Transaction Fees Increased 25% Year-Over-Year
•Q3 Core Revenue Increased 17% Year-Over-Year
•Q3 Total Revenue Increased 19% Year-Over-Year
SAN JOSE, Calif.--(BUSINESS WIRE) – May 2, 2024 – BILL (NYSE: BILL), a leading financial operations platform for small and midsize businesses (SMBs), today announced financial results for the third fiscal quarter ended March 31, 2024.
“We delivered strong profitable growth for the quarter, continued our rapid pace of innovation, and executed with persistent rigor and effectiveness,” said René Lacerte, BILL CEO and Founder. “During the quarter, more than 450,000 small businesses used our solutions to automate their financial operations, empowering them with more time to focus on their mission and thrive. With our transformative platform, large ecosystem, and strong innovation roadmap, we are uniquely positioned to be the essential financial operations platform for millions of SMBs.”
“Our financial performance in the third quarter demonstrates the strength of our business and strong execution capabilities," said John Rettig, BILL President and CFO. “Total revenue increased 19% year-over-year while non-GAAP operating income increased 68% year-over-year.”
Financial Highlights for the Third Quarter of Fiscal 2024:
•Total revenue was $323.0 million, an increase of 19% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $281.3 million, an increase of 17% year-over-year. Subscription fees were $65.6 million, down 2% year-over-year. Transaction fees were $215.7 million, up 25% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $41.7 million.
•Gross profit was $268.0 million, representing an 83.0% gross margin, compared to $223.7 million, or an 82.1% gross margin, in the third quarter of fiscal 2023. Non-GAAP gross profit was $281.5 million, representing an 87.1% non-GAAP gross margin, compared to $237.2 million, or an 87.0% non-GAAP gross margin, in the third quarter of fiscal 2023.
•Operating loss was $27.6 million, compared to an operating loss of $54.2 million in the third quarter of fiscal 2023. Non-GAAP operating income was $58.5 million, compared to a non-GAAP operating income of $34.8 million in the third quarter of fiscal 2023.
•Net income was $31.8 million, or $0.30 and $0.00 per share, basic and diluted, respectively, compared to net loss of $31.1 million, or ($0.29) per share, basic and diluted, in the third quarter of fiscal 2023. Non-GAAP net income was $68.6 million, or $0.60 per diluted share, compared to non-GAAP net income of $48.2 million, or $0.41 per diluted share in the third quarter of fiscal 2023. Beginning with our fiscal third quarter 2024, non-GAAP net income includes a non-GAAP provision for income taxes of 20%, which was not included in our previously-issued guidance. This change is reflected in comparable prior periods as well.
Business Highlights and Recent Developments
•Served 464,900 businesses using our solutions as of the end of the third quarter.1
•Processed $71 billion in total payment volume in the third quarter, an increase of 10% year-over-year.
•Processed 26 million transactions during the third quarter, an increase of 20% year-over-year.
•Repurchased $748 million aggregate principal amount of BILL’s outstanding 0.0% Convertible Senior Notes due 2025 and unwound a portion of its capped call, resulting in a $34 million net benefit to net income (loss).
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

Financial Outlook
We are providing the following guidance for the fiscal fourth quarter ending June 30, 2024 and the full fiscal year ending June 30, 2024.

	Q4 FY24 Guidance	FY24 Guidance
Total revenue (millions)	$320 - $330	$1,267 - $1,277
Year-over-year total revenue growth	8% - 11%	20% - 21%
Non-GAAP operating income (millions)	$40 - $50	$176 - $186
Non-GAAP net income (millions)[2]	$46.4 - $54.4	$227 - $235
Non-GAAP net income per diluted share[2]	$0.41 - $0.49	$1.96 - $2.03
2
The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%.
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
BILL has not provided a reconciliation of non-GAAP operating income, non-GAAP net income or non-GAAP net income per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal third quarter 2024 results and our outlook for the fiscal fourth quarter ending June 30, 2024 and the fiscal year ending June 30, 2024. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.
About BILL
BILL (NYSE: BILL) is a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary member network of millions to pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.
Note on Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share for the fiscal fourth quarter ending June 30, 2024 and full fiscal year ending June 30, 2024, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, inflation and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Corporate Cards, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, the impact of our recent reduction-in-force, potential impacts of acquisitions and investments, including our ability to integrate acquired businesses, incorporate their technology effectively and implement appropriate internal controls at such businesses, our relationships with accounting firms and financial institutions, the global impacts of ongoing geopolitical conflicts,
2 The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%.

and other risks detailed in the registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes
•depreciation expense and amortization of intangible assets
We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation expense and amortization of intangible assets
•acquisition and integration-related expenses
•restructuring
We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation expense and amortization of intangible assets
•acquisition and integration-related expenses
•restructuring
•gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind
•amortization of debt issuance costs
•non-GAAP provision for income taxes
It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation expense. We exclude depreciation expense from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance. Depreciation expense does not include amortization of capitalized internal-use software costs paid in cash.
Amortization of intangible assets. We exclude amortization of acquired intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.
Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.
Restructuring. We exclude costs incurred in connection with formal restructuring plans from certain of our non-GAAP financial measures because these costs are exceptional and would have not otherwise been incurred in the normal course of our business operations.
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind. We exclude gain on debt extinguishment and change on mark to market derivatives associated with our March 2024 repurchase of certain of our outstanding 0.0% Convertible Senior Notes due 2025 and the unwind of the capped calls from certain of our non-GAAP financial measures because we believe that excluding this non-cash gain provides better insight regarding our operational performance.
Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.
Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.
There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe that free cash flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

John Welton
john.welton@hq.bill.com

Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2024	June 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$952,474	$1,617,151
Short-term investments	837,140	1,043,110
Accounts receivable, net	29,891	28,233
Acquired card receivables, net	641,861	458,650
Prepaid expenses and other current assets	256,199	170,111
Funds held for customers	3,510,918	3,355,909
Total current assets	6,228,483	6,673,164
Non-current assets:
Operating lease right-of-use assets, net	61,466	68,988
Property and equipment, net	87,300	81,564
Intangible assets, net	300,764	361,427
Goodwill	2,396,509	2,396,509
Other assets	47,736	54,366
Total assets	$9,122,258	$9,636,018

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,824	$8,519
Accrued compensation and benefits	27,619	32,901
Deferred revenue	17,547	26,328
Other accruals and current liabilities	263,603	194,733
Borrowings from credit facilities, net	—	135,046
Customer fund deposits	3,510,918	3,355,909
Total current liabilities	3,826,511	3,753,436
Non-current liabilities:
Deferred revenue	4,156	410
Operating lease liabilities	65,023	72,477
Borrowings from credit facilities, net	180,011	—
Convertible senior notes, net	966,242	1,704,782
Other long-term liabilities	21,582	18,944
Total liabilities	5,063,525	5,550,049
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,165,049	4,946,623
Accumulated other comprehensive loss	(1,507)	(4,488)
Accumulated deficit	(1,104,811)	(856,168)
Total stockholders' equity	4,058,733	4,085,969
Total liabilities and stockholders' equity	$9,122,258	$9,636,018

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenue
Subscription and transaction fees (2)	$281,294	$239,495	$821,428	$685,201
Interest on funds held for customers	41,734	33,060	125,080	77,284
Total revenue	323,028	272,555	946,508	762,485
Cost of revenue
Service costs (2)	43,845	37,897	135,988	109,683
Depreciation and amortization of intangible assets (1)	11,167	10,953	33,427	31,742
Total cost of revenue	55,012	48,850	169,415	141,425
Gross profit	268,016	223,705	777,093	621,060
Operating expenses
Research and development (2)	81,594	78,761	257,145	232,791
Sales and marketing (2)	118,105	115,350	354,808	398,658
General and administrative (2)	81,573	71,719	252,482	207,837
Depreciation and amortization of intangible assets (1)	12,262	12,093	37,403	36,149
Restructuring	2,104	—	27,195	—
Total operating expenses	295,638	277,923	929,033	875,435
Operating loss	(27,622)	(54,218)	(151,940)	(254,375)
Other income, net	59,801	23,622	118,026	46,591
Income (loss) before provision for income taxes	32,179	(30,596)	(33,914)	(207,784)
Provision for income taxes	370	542	2,559	70
Net income (loss)	$31,809	$(31,138)	$(36,473)	$(207,854)

Net income (loss) per share attributable to common stockholders:
Basic	$0.30	$(0.29)	$(0.34)	$(1.96)
Diluted	$0.00	$(0.29)	$(0.34)	$(1.96)
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	105,436	106,597	106,045	105,843
Diluted	111,176	106,597	106,045	105,843

______________________________________

(1) Depreciation expense does not include amortization of capitalized internal-use software costs paid in cash.
(2) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenue - subscription and transaction fees	$446	$—	$1,303	$—
Cost of revenue - service costs	2,190	2,421	7,124	6,720
Research and development	25,183	22,319	78,708	70,151
Sales and marketing	10,968	18,162	37,643	116,941
General and administrative	20,382	20,888	61,684	62,040
Restructuring	220	—	3,574	—
Total stock-based compensation (3)	$59,389	$63,790	$190,036	$255,852
(3) Consists of acquisition related equity awards (Acquisition Related Awards), which include equity awards assumed and retention equity awards granted to certain employees of acquired companies in connection with acquisitions, and modified equity awards in connection with the Restructuring Plan (Restructuring Awards), and non-acquisition related equity awards (Non-Acquisition Related

Awards), which include all other equity awards granted to existing employees and non-employees in the ordinary course of business. The following table presents stock-based compensation recorded for the periods presented and as a percentage of total revenue (in thousands):

	Three Months Ended March 31,		As a % of total revenue		Nine Months Ended March 31,		As a % of total revenue
			Three Months Ended March 31,				Nine Months Ended March 31,
	2024	2023	2024	2023	2024	2023	2024	2023
Acquisition Related Awards	$3,567	$10,813	1%	4%	$12,962	$103,727	1%	14%
Restructuring Awards	220	—	0%	—%	3,574	—	0%	—%
Non-Acquisition Related Awards	55,602	52,977	17%	19%	173,500	152,125	18%	20%
Total stock-based compensation	$59,389	$63,790	18%	23%	$190,036	$255,852	19%	34%

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$31,809	$(31,138)	$(36,473)	$(207,854)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	59,389	63,792	190,036	255,717
Amortization of intangible assets	20,220	20,221	60,663	59,984
Depreciation of property and equipment	3,209	2,826	10,167	7,907
Amortization of capitalized internal-use software costs	2,593	1,108	6,332	3,009
Amortization of debt issuance costs	1,651	1,734	5,174	5,217
Accretion of discount on investments in marketable debt securities	(15,114)	(13,309)	(39,285)	(23,710)
Accretion of discount on loans held for investment	(5,531)	(9)	(5,531)	(9)
Provision for credit losses on acquired card receivables and other financial assets	18,590	8,643	47,279	23,685
Gain on debt extinguishment	(35,715)	—	(35,715)	—
Non-cash operating lease expense	2,038	2,396	6,590	7,114
Deferred income taxes	(10)	(343)	(126)	(1,169)
Other	4,402	841	1,787	1,357
Changes in assets and liabilities:
Accounts receivable	(4,185)	(2,917)	(3,795)	(9,969)
Prepaid expenses and other current assets	5,564	(2,854)	5,413	(7,477)
Other assets	(828)	(160)	(2,068)	(2,040)
Accounts payable	(2,131)	(4,776)	(1,898)	(1,265)
Other accruals and current liabilities	(14,132)	(5,769)	6,812	9,639
Operating lease liabilities	(2,642)	(2,917)	(7,559)	(7,711)
Other long-term liabilities	(2,570)	(307)	(2,617)	(272)
Deferred revenue	202	(3,031)	(5,035)	(4,740)
Net cash provided by operating activities	66,809	34,031	200,151	107,413
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	—	—	—	(28,902)
Purchases of corporate and customer fund short-term investments	(1,052,609)	(753,325)	(2,042,849)	(2,394,518)
Proceeds from maturities of corporate and customer fund short-term investments	575,715	827,416	1,857,220	2,510,829
Proceeds from sale of corporate and customer fund short-term investments	1,539	6,519	1,539	11,607
Purchases of loans held for investment	(108,830)	(537)	(218,943)	(537)
Principal repayments of loans held for investment	97,561	325	191,861	325
Acquired card receivables, net	(127,508)	(95,891)	(139,850)	(198,244)
Purchases of property and equipment	(16)	(3,338)	(771)	(6,499)
Capitalization of internal-use software costs	(3,833)	(6,721)	(14,595)	(17,231)
Proceeds from beneficial interest	—	—	—	2,080
Other	—	167	—	1,167
Net cash used in investing activities	(617,981)	(25,385)	(366,388)	(119,923)

Cash flows from financing activities:
Payments for repurchase of convertible senior notes	(710,931)	—	(710,931)	—
Proceeds from unwind of capped calls	10,252	—	10,252	—
Customer fund deposits liability and other	(144,394)	(371,938)	155,376	(46,092)
Prepaid card deposits	(4,292)	14,249	(20,776)	21,064
Repurchase of common stock	—	(24,001)	(211,902)	(24,001)
Proceeds from line of credit borrowings	45,000	22,500	45,000	60,000
Proceeds from exercise of stock options	1,473	2,643	6,525	10,860
Tax withholdings related to net share settlements of equity awards	(1,681)	—	(1,681)	—
Proceeds from issuance of common stock under the employee stock purchase plan	8,649	9,385	16,495	17,879
Contingent consideration payout	(5,291)	—	(10,762)	—
Net cash provided by (used in) financing activities	(801,215)	(347,162)	(722,404)	39,710
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(390)	(170)	(397)	12
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,352,777)	(338,686)	(889,038)	27,212
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	4,688,580	3,908,613	4,224,841	3,542,715
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,335,803	$3,569,927	$3,335,803	$3,569,927
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$952,474	$1,590,560	$952,474	$1,590,560
Restricted cash included in other current assets	153,031	96,823	153,031	96,823
Restricted cash included in other assets	5,297	6,724	5,297	6,724
Restricted cash and restricted cash equivalents included in funds held for customers	2,225,001	1,875,820	2,225,001	1,875,820
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,335,803	$3,569,927	$3,335,803	$3,569,927

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Reconciliation of gross profit:
GAAP gross profit	$268,016	$223,705	$777,093	$621,060
Add:
Depreciation and amortization of intangible assets (1)	11,167	10,953	33,427	31,742
Stock-based compensation and related payroll taxes charged to cost of revenue	2,277	2,514	7,351	6,933
Non-GAAP gross profit	$281,460	$237,172	$817,871	$659,735
GAAP gross margin	83.0%	82.1%	82.1%	81.5%
Non-GAAP gross margin	87.1%	87.0%	86.4%	86.5%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Reconciliation of operating expenses:
GAAP research and development expenses	$81,594	$78,761	$257,145	$232,791
Less - stock-based compensation and related payroll taxes	(26,062)	(23,274)	(80,499)	(71,940)
Non-GAAP research and development expenses	$55,532	$55,487	$176,646	$160,851

GAAP sales and marketing expenses	$118,105	$115,350	$354,808	$398,658
Less - stock-based compensation and related payroll taxes	(11,417)	(18,602)	(38,508)	(118,612)
Non-GAAP sales and marketing expenses	$106,688	$96,748	$316,300	$280,046

GAAP general and administrative expenses	$81,573	$71,719	$252,482	$207,837
Less:
Stock-based compensation and related payroll taxes	(20,863)	(21,334)	(62,797)	(63,241)
Acquisition and integration-related expenses	(3)	(289)	(972)	(502)
Non-GAAP general and administrative expenses	$60,707	$50,096	$188,713	$144,094

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Reconciliation of operating loss:
GAAP operating loss	$(27,622)	$(54,218)	$(151,940)	$(254,375)
Add:
Depreciation and amortization of intangible assets (1)	23,429	23,046	70,830	67,891
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	60,619	65,724	189,155	260,726
Acquisition and integration-related expenses	3	289	972	502
Restructuring	2,104	—	27,195	—
Non-GAAP operating income	$58,533	$34,841	$136,212	$74,744
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash. (2) Excludes stock-based compensation charged to Restructuring.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Reconciliation of net income (loss):
GAAP net income (loss)	$31,809	$(31,138)	$(36,473)	$(207,854)
Add - GAAP provision for income taxes	370	542	2,559	70
Loss before taxes	32,179	(30,596)	(33,914)	(207,784)
Add (less):
Depreciation and amortization of intangible assets (1)	23,429	23,046	70,830	67,891
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	60,619	65,724	189,155	260,726
Acquisition and integration-related expenses	3	289	972	502
Restructuring	2,104	—	27,195	—
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	(34,297)	—	(34,297)	—
Amortization of debt issuance costs	1,651	1,734	5,174	5,217
Non-GAAP net income before non-GAAP tax adjustments (2)	85,688	60,197	225,115	126,552
Non-GAAP provision for income taxes (3)	(17,138)	(12,039)	(45,023)	(25,310)
Non-GAAP net income	$68,550	$48,158	$180,092	$101,242
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash.
(2) Non-GAAP net income before non-GAAP tax adjustments reflects certain tax items differently than historically presented. These differences consist of the addition of the GAAP provision for income taxes listed above and the omission of an adjustment for income tax effects associated with acquisitions. Income tax effects associated with acquisitions were $0.1 million for the nine months ended March 31, 2024, and $1.0 million and $1.5 million for the three and nine months ended March 31, 2023, respectively.
(3) Beginning third fiscal quarter 2024, and retrospectively applied to comparable periods, the non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.30	$(0.29)	$(0.34)	$(1.96)
Add - GAAP provision for (benefit from) income taxes	0.00	0.01	0.02	0.00
Loss before taxes	0.30	(0.28)	(0.32)	(1.96)
Add:
Depreciation and amortization of intangible assets (1)	0.22	0.22	0.67	0.64
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.58	0.60	1.77	2.47
Acquisition and integration-related expenses	0.00	0.00	0.01	0.00
Restructuring	0.02	—	0.26	—
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	(0.33)	—	(0.32)	—
Amortization of debt issuance costs	0.02	0.02	0.05	0.05
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.81	$0.56	$2.12	$1.20
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.74	$0.51	$1.93	$1.07
Less - Non-GAAP provision for income taxes	(0.16)	(0.11)	(0.42)	(0.24)
Non-GAAP net income per share attributable to common stockholders, basic	$0.65	$0.45	$1.70	$0.96
Non-GAAP net income per share attributable to common stockholders, diluted	$0.60	$0.41	$1.54	$0.86
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	105,436	106,597	106,045	105,843
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	111,176	106,597	106,045	105,843
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	115,059	117,213	116,666	117,993

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$66,809	$34,031	$200,151	$107,413
Purchases of property and equipment	(16)	(3,338)	(771)	(6,499)
Capitalization of internal-use software costs	(3,833)	(6,721)	(14,595)	(17,231)
Free cash flow	$62,960	$23,972	$184,785	$83,683

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	March 31, 2024	June 30, 2023
Remaining performance obligations to be recognized as revenue:
Within 2 years	$80,555	$101,177
Thereafter	17,524	29,960
Total	$98,079	$131,137